UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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(Rule 14a-101)
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 JOHNSON & JOHNSON
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Answers to Frequently Asked Questions Regarding the
Johnson & Johnson 2012 Proxy Statement

______________________________________________________________________________________________

What items will be voted on at this year's Annual Meeting? Where in the 2012
Proxy Statement is each of these items discussed?

Item To Be Voted On	Subject Matter	Management's Voting Recommendation	Pages of Proxy Statement
1	Election of Director Nominees	FOR all 13 nominees named in proxy statement	13 - 23
2	Advisory Vote to Approve Named Executive Officer Compensation	FOR	27 - 65
3	Approval of 2012 Long-Term Incentive Plan	FOR	66 - 72
4	Ratification of Appointment of Independent Public Accounting Firm	FOR	74 - 75
5	Shareholder Proposal on Independent Board Chairman	AGAINST	76 - 77
6	Shareholder Proposal on Binding Vote on Political Contributions	AGAINST	78 - 79
7	Shareholder Proposal on Adopting Non-Animal Methods for Testing	AGAINST	80 - 82

Why should we vote FOR this year's advisory vote to approve named executive officer compensation at Johnson & Johnson?

•	Our Board and management undertook extensive stakeholder outreach and engagement in 2011-2012.

◦	We analyzed specific feedback on our executive compensation programs from a wide range of our institutional and individual shareholders, employees, and outside experts.

•	Based on feedback obtained through outreach and engagement, our Board made the most significant design change to our executive compensation program in over 60 years.

◦
Starting with compensation granted in January 2012, the largest component of compensation for our named executive officers will be in the form of Performance Share Units (PSUs) with payouts contingent on achievement of specific performance metrics.

▪	The Board stopped granting Certificates of Long-term Performance (CLPs) to the named executive officers.

▪	CLP had been the largest component of our executive compensation program.

▪	CLP had been a unique component of our executive compensation program, originally introduced in 1943.

▪
This action effectively replaces a cash-based deferred compensation instrument (CLP) with an equity-based instrument (PSU) with triggers tied to three specific performance metrics: Total Shareholder Return, Earnings Per Share, and Sales.

◦
In doing so, our Board sends a clear message to our executive officers and senior business leaders about the importance of a pay-for-performance culture throughout the Johnson & Johnson family of companies.

•	PSUs, with their performance-based focus, will immediately be the largest component of compensation for the named executive officers.

◦	The PSUs granted to our named executive officers in January 2012 will appear in the Summary Compensation Table beginning with our 2013 Proxy Statement.

◦	Previously-granted CLPs will continue to appear in future Summary Compensation Tables, but their impact will decrease over time.

Johnson & Johnson 2012 Proxy Statement FAQ - 2

Why should we vote FOR the 2012 Long-Term Incentive Plan when it has such a significant share reserve (650 million shares)? How was the share reserve set?

•
We established a “fungible share reserve” under the Plan where each full-value share is counted as 5.99 shares and options are counted as 1 share each. That allows for flexibility in how many options or full-value awards we can grant under the Plan.

•	We currently expect to grant a mix of options and full-value awards that total about 10% of shares outstanding (as illustrated in the table below).

Award Mix	Options (millions)	Full-Value Awards (millions)	Number of Shares Issued (millions) [1]	Percent of Shares Outstanding - Basic[2]	Percent of Shares Outstanding - Fully Diluted [3]
All Options [4]	650.0	—	650.0	24%	18%
All Full-Value	—	108.5	108.5	4%	3%
Expected Mix	201.4	74.9	276.3	10%	8%

•
We evaluated the cost of the Plan as measured by its “shareholder value transfer” using a leading commercially-available modeling tool. The shareholder value transfer model appropriately takes into account the different economic values of options and full-value awards. Every 1 full-value share we grant under the Plan (e.g., 1 Performance Share Unit) will reduce the share reserve available for long-term incentives by 5.99 shares.

•
Our shareholder value transfer as a percentage of our market capitalization from both outstanding awards and the new Plan share reserve totals about 6% and is within the company-specific allowable cap as follows:

Outstanding awards from prior plans            2%
2012 Long-Term Incentive Plan share reserve        4%
Total shareholder value transfer                6%

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1Each of these award mixes uses up the entire 650 million share reserve, since full-value awards count as 5.99 shares for each share issued. For example, the “Expected Mix” uses 201.4 options + (74.9 full-value awards x 5.99) = 650 million shares counted against the reserve.
2Basic shares outstanding: 2,745,330,225 shares.
3Shares outstanding, including basic shares outstanding, plus 3,600,000 convertible debt shares, plus 204,794,313 shares from outstanding awards under prior long-term incentive plans, plus the number of shares issued from the Plan share reserve shown in the table.
4Our current compensation program does not allow for only options to be granted under the Plan in any given year. Thus this row is purely for illustrative purposes.

Johnson & Johnson 2012 Proxy Statement FAQ - 3

Is it true that the Board of Directors decided to give Mr. Weldon a retirement pay package, or a “golden parachute,” worth $143.5 million?

•
No. Mr. Weldon has not retired and has not announced any plan to retire. On April 26, 2012, when Mr. Gorsky will assume the role of our Chief Executive Officer, Mr. Weldon will remain an employee of our company and serve as the Chairman of our Board.

•	When he does eventually retire, Mr. Weldon will not be receiving any retirement pay package.

•	Neither Mr. Weldon nor any other named executive officer has any kind of severance or “golden parachute” arrangement with our company.

•
The reported $143.5 million figure has been mischaracterized in some media reports as “retirement pay” or a “golden parachute.” In reality, it is the sum of the present value of Mr. Weldon's pension benefits ($48.4 million), non-qualified deferred compensation balances ($21.4 million), vested Certificates of Long-Term Compensation (CLCs) ($72.5 million), and vested Certificates of Long-Term Performance (CLPs) ($1.2 million) as of fiscal year-end, all of which have been previously disclosed.

◦
Mr. Weldon's pension benefits are based on the same formula as all other U.S. non-union employees. Just like other employees, his pension is not available as a lump-sum; it must be paid as an annuity. He has earned his pension over more than 40 years with our company - 10 of them as our CEO.

◦
Neither Mr. Weldon's vested CLCs nor his vested CLPs are “retirement pay”; they are career-length, cash-based, long-term incentives that were granted in prior years and are subject to performance risk until payment (in the case of Mr. Weldon, upon his eventual retirement). The total value has been earned over his 40 years with the company - 10 of them as our CEO.

Johnson & Johnson 2012 Proxy Statement FAQ - 4